                                                                    Exhibit 10.3


                    WAREHOUSING CREDIT AND SECURITY AGREEMENT

                                     between

                           TRIBECA LENDING CORPORATION

                                    Borrower

                                       and


                                    SKY BANK

                                     Lender

                                 TABLE CONTENTS

SECTION                                HEADING                              PAGE
ARTICLE I         DEFINITIONS..............................................   1

      Section           Definitions........................................   1
      Section 1.        Other Definitional Provisions......................   1

ARTICLE II        THE CREDIT...............................................   5

      Section 2.1.      The Commitment.....................................   5
      Section 2.2.      Procedures for Obtaining Advances..................   5
      Section 2.2.      Note...............................................   6
      Section 2.4.      Interest and Transaction Fees......................   6
      Section 2.5.      Principal Payments.................................   7
      Section 2.6.      Expiration and/or Termination of Commitment........   7
      Section 2.7.      Method of Making Payment; Reduction in Commitment..   8
      Section 2.8.      Late Payments Fees.................................   9
      Section 2.9.      Net Payments.......................................   9
      Section 2.10.     Commitments Fees...................................   9
      Section 2.11.     Premiums and Points................................   9

ARTICLE III       COLLATERAL...............................................   9

      Section 3.1.      Assignment and Grants of Security..................   9
      Section 3.2.      Guaranties.........................................  10
      Section 3.3.      Delivery of Addition Collateral or Mandatory
                        Prepayment.........................................  10
      Section 3.4.      Right of Redemption form Pledge....................  10
      Section 3.5.      Collection and Servicing Rights....................  10
      Section 3.6.      Return of Collateral at End of Commitment..........  11

ARTICLE IV        CONDITIONS PRECEDENT.....................................  11

      Section 4.1.      Initial Advance....................................  11
      Section 4.2.      Each Advance.......................................  11

ARTICLE V         REPRESENTATIONS AND WARRANTIES...........................  13

      Section 5.1.      Organization Good Standing; Subsidiaries...........  13
      Section 5.2.      Authorization and Enforceability...................  13
      Section 5.3.      Approvals..........................................  14
      Section 5.4.      Financial Conditions...............................  14
      Section 5.5.      Litigation.........................................  14
      Section 5.6.      Compliance with Laws...............................  14
      Section 5.7.      Regulations U......................................  14
      Section 5.8.      Investment Company Act.............................  14
      Section 5.9.      Payment Taxes......................................  15
      Section 5.10.     Agreements.........................................  15
      Section 5.11.     Title Of Properties................................  15
      Section 5.12.     ERISA..............................................  15
      Section 5.13.     Eligibility........................................  15
      Section 5.14.     Special Presentations Concerning Collateral........  15

ARTICLE VI        AFFIRMATIVE CONVENANTS...................................  18

      Section 6.1.      Payment of Note....................................  18
      Section 6.2.      Financial Statements and Other Reports.............  18
      Section 6.3.      Maintenance of Existence; Conduct Business.........  19
      Section 6.4.      Compliance with Applicable Laws....................  20
      Section 6.5.      Inspection of Property and Books...................  20
      Section 6.6.      Notice.............................................  20
      Section 6.7.      Payment of Debt, Taxes, etc........................  20
      Section 6.8       Insurance..........................................  21
      Section 6.9.      Insured Closings...................................  21
      Section 6.10.     Purchased Loans....................................  21
      Section 6.11.     Other Loan Obligations.............................  21
      Section 6.12.     Use of Proceeds of Advances........................  21
      Section 6.13.     Special Affirmative Covenants Concerning
                        Collateral.........................................  21

ARTICLE VII       NEGATIVE CONVENANTS......................................  23

      Section 7.1.      Contingent Liabilities.............................  23
      Section 7.2.      Merger; Sale of Assets; Acquisitions; Change in
                        Control; Change of Senior Management...............  23
      Section 7.3.      Loss of Eligibility................................  23
      Section 7..4.     Special Negative Covenant Concerning Collateral....  23

ARTICLE VIII      DEFAULTS REMEDIES........................................  23

      Section 8.1.      Events of Default..................................  23
      Section 8.2       Remedies...........................................  25
      Section 8.3.      Application of Proceeds............................  27
      Section 8.4.      Bank Appointed Attorney-in-Fact....................  28


                                      LIT

      Section 8.5       Right of Set-off...................................  28
      Section 8.6.      Reasonable Assurances..............................  28

ARTICLE IX        REIMBURSEMENT OF EXPENSES; INDEMNITY.....................  28

      Section 9.1.      Cost of Enforcement................................  29
      Section 9.2.      Payments of Taxes..................................  29
      Section 9.3.      Indemnification....................................  29

ARTICLE X         DELIVERIES OF COLLATERAL DOCUMENTS.......................  29

ARTICLE IX        MISCELLANEOUS............................................  30

      Section 11.1.     Relationship of Parties............................  30
      Section 11.2.     Recourse...........................................  30
      Section 11.3.     Notices............................................  30
      Section 11.4.     Terms Binding Upon Successors; Survival............  31
      Section 11.5.     Assignment.........................................  31
      Section 11.6.     Amendments.........................................  31
      Section 11.7.     No Waiver; Remedies Cumulative.....................  31
      Section 11.8.     Invalidity.........................................  31
      Section 11.9.     Participants.......................................  31
      Section 11.10.    Integration........................................  32
      Section 11.11.    Additional Instruments, etc........................  32
      Section 11.12.    Governing Law......................................  32
      Section 11.13.    Company Information................................  32
      Section 11.14.    Counterparts.......................................  32

Exhibit A               Promissory Note

Exhibit B               Guaranty of Franklin Credit Management Corporation

Exhibit C               Advance Request Form

Exhibit D               Procedures and Documentation for Warehouse
                        Residential Mortgage Loans

Exhibit E               Bailee Letter

Exhibit F               Power of Attorney

Exhibit G               Underwriting Standards

Exhibit H               Officer's Certificate


                                      LIT

                   WAREHOUSING CREDIT AND SECURITY AGREEMENT

      THIS WAREHOUSING CREDIT AND SECURITY AGREEMENT (the "Agreement") is entered into as of September 30, 2003, between Tribeca Lending Corporation, a New York corporation (the "Company" or the "Borrower"), having its principal office at Six Harrison Street, New York, New York 10013, and Sky Bank, an Ohio banking corporation (the "Bank"), having an office at 110 East Main Street, Salineville, Ohio 43945.

      WHEREAS, the Company has requested the Bank, and the Bank is willing, to extend a revolving warehousing line of credit to the Company to finance the making and the purchasing of residential mortgage loans, and the parties desire to set forth herein the terms and conditions under which Advances under the revolving warehousing line of credit shall be made and security provided for the repayment thereof~

      Now, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1. Defined Terms. Capitalized terms defined below or elsewhere in THIS Agreement (including the Exhibits hereto) shall have the following meanings:

      "Advance" means a disbursement by the Bank under the Commitment, including readvances of funds previously advanced to the Company and repaid to the Bank.

      "Advance Request" has the meaning set forth in Section 2.2(a) hereof

      "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

      "Agreement" means this Warehousing Credit and Security Agreement, either as originally executed or as it may from time to time be supplemented, modified or amended.

      "Bank" has the meaning set forth in the first paragraph of this Agreement.

      "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday for banks under the laws of the State of Ohio.

      "Collateral" has the meaning set forth in Section 3.1 hereof

      "Collateral Documents" has the meaning set forth in Section 2.2(b) hereof

      "Commitment" has the meaning set forth in Section 2.1(a) hereof.

      "Company" has the meaning set forth in the first paragraph of this Agreement.

      "Conventional Mortgage Loan" means a Mortgage Loan other than a FHA-insured or VA-guaranteed Mortgage Loan.

      "Custodian" means the organization which holds documents relating to pooled Mortgage Loans on the Company's behalf

      "Debt" means, with respect to any Person, at any date (a) all indebtedness or other obligations of such Person which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date; (b) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services; (c) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, to pay or advance money or property as guarantor, endorser, or otherwise (except as endorser of negotiable instruments for collection in the ordinary course of business), or which such Person has agreed to purchase or otherwise acquire; and
(d) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by a Lien on any property owned or being purchased by such Person (even though such Person has not assumed or otherwise become liable for the payment of such indebtedness).

      "Default" means the occurrence of any event or existence of any condition which, but for the giving of notice, the lapse of time, or both, would constitute an Event of Default.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

      "Event of Default" means any of the conditions or events set forth in
Section 8.1 hereof

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

      "FHA" means The Federal Housing Administration of the United States Department of Housing and Urban Development and any successor thereto.

      "FHLMC" means The Federal Home Loan Mortgage Corporation and any successor thereto.

      "Floating Rate" has the meaning set forth in Section 2.4(a) hereof

      "FNMA" means The Federal National Mortgage Association and any successor thereto.

      "GAAF" means generally a accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

      "GNMA" means Government National Mortgage Association or any successor thereto.

      "HUD" means the United States Department of Housing and Urban Development or any successor thereto.

      `Indemnified Liabilities "has the meaning set forth in Section 9.3 hereof

      "Index" has the meaning set forth in Section 2.4 (a) hereof

      "Insurer" means FHA, VA or a private mortgage insurer, as applicable.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, or any subsequent federal income tax law or laws, as any of the foregoing have been or may from time to time be amended.

      "Investor" means a financially responsible institution (which is deemed acceptable by the Bank in its s ole discretion) purchasing Mortgage Loans from the Company pursuant to a Purchase Commitment.

      "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

      "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

      "Mortgage" means either (1) a first-lien mortgage, deed of trust, security deed or similar instrument on improved real property; or (2) a second-lien mortgage, deed of trust, security deed or similar instrument on improved real property insured under Title I of the National Housing Act, 12 U.S.C. 1701 et seq.

      "Mortgage Loan" means any loan evidenced by a Mortgage Note. A Mortgage Loan, unless otherwise expressly stated herein, means a Residential Mortgage Loan.

      "Mortgage Loan Documents" means the Mortgage, Mortgage Note, credit and closing packages, disclosures, and all other files, records and documents necessary to establish the eligibility of the Mortgage Loans for mortgage insurance or guarantee by an Insurer or for purchase by an Investor.

      "Mortgage Note" means a note secured by a Mortgage and evidencing a Mortgage Loan.

      "Mortgage Note Amount" means the outstanding unpaid principal amount of a Mortgage Note at the time such Mortgage Note is pledged to the Bank.

      "Multiemployer Plan" means a "multiemployer plan" as defined in Section 400l(a)(3) of ERISA which is maintained for employees of the Company or a Subsidiary of the Company.

      "Note" has the meaning set forth in Section 2.3 hereof

      "Notices" has the meaning set forth in Section 11.3.

      "Officers' Certificate" means a certificate executed on behalf of the Company by its vice president, cashier or other appropriate officer.

      "Person" means and includes natural persons, corporations, limited liability companies, partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust land trusts, business trusts or other organizations, whether or not legal entities, and companies, governmental agencies and political subdivisions thereof.

      "Plans" has the meaning set forth in Section 5.12 hereof

      "Pledged Mortgages" has the meaning set forth in Section 3.1(a) hereof

      "Purchase Commitment" means a written commitment, in form and substance reasonably satisfactory to the Bank, issued in favor of the Company by an Investor pursuant to which that Investor commits to purchase one or more Mortgage Loans, along with the related correspondent or whole loan purchase agreement by and between the Company and the Investor, in form and substance reasonably satisfactory to the Bank, governing the terms and conditions of any such purchases.

      "Redemption Amount" has the meaning set forth in Section 3.3 hereof

      `Residential Mortgage Loan "means a Mortgage Loan secured by a Mortgage covering improved real property containing one- to four-family residences.

      "Statement Date" has the meaning set forth in Section 4.1(a~(6) hereof

      "Subsidiary" means any corporation, association or other business entity in which more than fifty percent (50%) of the total voting power or shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof

      "VA" means the Department of Veterans Affairs and any successor thereto.

      "Wet Settlement" means a closing or settlement of a Residential Mortgage Loan wherein the Bank is requested to make an advance to the Company based upon delivery of the Collateral

      Documents to a third person as agent for or on behalf of the Bank, but prior to examination of the Collateral Documents by the Bank.

      Section 1.2. Other Definitional Provisions. (a) Accounting terms not otherwise defined herein shall have the meanings given them under GAAP.

      (b) Defined terms may be used in the singular or the plural, as the context requires.

                                   ARTICLE II

                                   THE CREDIT

      Section 2.1. The Commitment. (a) Subject to the terms and conditions of this Agreement and provided no Default has occurred and is continuing, the Bank agrees, from time to time during the period from the date hereof to the expiration date as provided in Section 2.6 hereof, to make Advances to, or on behalf of, the Company, provided the total aggregate principal amount which is outstanding at any one time of all such Advances shall not exceed Thirty Million Dollars ($30,000,000.00) without written request by the Company and subsequent approval by an officer of the Bank. The obligation of the Bank to make .Advances hereunder up to such limits or the amount to which such limit may be reduced pursuant to Section 2.7(b) hereof, is hereinafter referred to as the "Commitment" Within the Commitment, the Company may borrow, repay and reborrow.

      (b) Advances shall be used by the Company solely for the purpose of funding or financing the purchase or origination of Mortgage Loans and shall be made at the request of the Company, in the manner hereinafter provided in
Section 2.2, against the pledge of such Mortgage Loans.

      (c) No Advance shall exceed one hundred percent (100%) of the lower of (i) the Mortgage Note Amount or (ii) the committed purchase price set forth in the Purchase Commitment for the related Pledged Mortgages.

      (d) No Advance shall be used by the Company for the purpose of repurchasing Mortgage Loans that were sold by the Company to an Investor.

      Section 2.2. Procedures for Obtaining Advances. (a) The Company may obtain an Advance hereunder, subject to the satisfaction of the conditions set forth in Sections 4.1 and 4.2 hereof, upon compliance with the procedures set forth in this Section 2.2. Requests for Advances shall be initiated by the Company by delivering to the Bank a completed and signed request for an Advance (an "Advance Request") on the then current form therefor approved by the Bank and provided to the Company. The current form in use by the Bank is set forth in Exhibit C hereto. The Bank shall have the right to revise or supplement approved forms of Advance Request by giving prior written-notice thereof to the Company.

      (b) The procedures to be followed by the Company in making an Advance Request for the origination of Mortgage Loans, and the documents relating to the Collateral described in the Advance Request (the "Collateral Documents") required to be delivered to the Bank, shall consist of those set forth in the following described Exhibit D attached hereto and hereby made part hereof entitled: Procedures and Documentation for Warehousing Residential Mortgage Loans, as set forth in Exhibit D hereto. Unless the related Advance is no longer outstanding, the Company shall require the remaining Collateral Documents, as set forth in the aforementioned Exhibit D, to be furnished to the Bank within three (3) Business Days after the date of the Wet Settlement.

      The Bank shall have the right, on not less than three (3) Business Days' prior notice to the Company, to modify said Exhibit(s) to conform to current legal requirements or Bank practices, and, as so modified, said Exhibit shall be deemed part hereof.

      (c) Before funding any Advance, the Bank shall have twenty four (24) hours to examine each Advance Request and the Collateral Documents to be delivered prior to the Advance, as set forth in Exhibit D hereto, and may reject such of them as do not meet the requirements of this Agreement.

      (d) To make an Advance, the Bank shall debit the Company's warehousing credit line account for the amount of the Advance and, unless otherwise agreed to by the Bank, the Bank shall deposit the proceeds of such Advance to the Company's operating account no. 402620085 with the Bank.

      (e) All Advances under this Agreement shall constitute a single indebtedness and all of the Collateral shall be security for the Note and for the performance of all obligations of the Company to the Bank.

      Section 2.3. Note. The Company's obligation to pay the principal of, and interest on, all Advances made by the Bank shall be evidenced by the promissory note (the "Note ") of the Company dated as of the date hereof substantially in the form of Exhibit A attached hereto. The term "Note" shall include all extensions, renewals and modifications of the Note and all substitutions therefor. All terms and provisions of the Note are incorporated herein.

      Section 2.4. Interest & Transaction Fees. (a) The unpaid amount of each Advance shall bear interest, payable monthly, from the date of such Advance until paid in full, at a floating rate of interest (the "Floating Rate ") from time to time (computed on the basis of a 360-day year and applied to the actual number of days elapsed in each interest calculation period) which is equal to Index; provided, however, that the Floating Rate shall not be less than five percent (5%) per annum. As used herein, the term "Index" shall mean the independent index which is The Wall Street Journal Prime Rate. The Index is not necessarily the lowest rate charged by the Bank on its loans. If the Index becomes unavailable during the term of this Agreement, the Bank may designate a substitute Index after written notice to the Company. The Floating Rate will be adjusted as of the effective date of each change in the Index. Interest will be billed monthly and will be due within ten (10) days of the issuance of the relevant monthly billing statement.

      (b) The Company shall pay the Bank a transaction fee equal to Twenty-Five Dollars ($25.00) for each Mortgage Loan financed by an Advance under the terms of this Agreement which fee shall be billed monthly and will be due within ten
(10) days of the issuance of the relevant monthly billing statement.

      (c) The holder of the Note is hereby authorized to record the date and amount of each payment of principal and interest, and applicable interest rates and other information with respect thereto, on the schedules annexed to and constituting a part of the Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make a notation or the inaccuracy of any notation shall not limit or otherwise affect the obligations of the Company hereunder or thereunder.

      Section 2.5. Principal Payments. (a) The outstanding principal amount of each Advance shall be payable in frill upon the earliest to occur of (i) the occurrence of any event described in Section 2.5(c) hereof with respect to such Advance, or (ii) expiration or termination of the Commitment.

      (b) The Company shall have the right to prepay the outstanding Advances in whole or in part, from time to time, without premium or penalty or advance notice.

      (c) The Company shall be obligated to pay to the Bank, without the necessity of prior demand or notice from the Bank, and the Company authorizes the Bank to charge its account for, the amount of any outstanding Advance against a specific Mortgage Loan that has been originated with the intent to sell to an Investor, upon the occurrence of any of the following events:

            (1) One hundred twenty (120) calendar days elapse from the date of the Advance;

            (2) Ten (10) Business Days elapse from the date the Collateral Documents relating to a Mortgage Loan against which an Advance was made, were required to be received by the Bank without the actual receipt thereof;

            (3) Thirty (30) calendar days elapse from the date a Collateral Document was delivered to the Company for correction or completion, without being returned to the Bank, or such Collateral Documents, upon examination by the Bank, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment;

            (4) A nonmonetary default, as defined in the applicable Mortgage, occurs under the Mortgage Loan with respect to which such Advance was made and remains uncured for a period of thirty (30) calendar days;

            (5) Upon sale of the Mortgage Loan; and

            (6) Upon a determination that a Mortgage Loan is a fraudulent loan.

Upon making such payment to the Bank, the Company shall be deemed to have redeemed such Mortgage Loan from pledge, and the Collateral Documents relating thereto shall be promptly released by the Bank to the Company or to the applicable Investor. The Bank agrees to take such other steps reasonably requested by the Company in connection with such release.

      At the end of each month, ninety-eight percent (98%) of the amount which the Company pays to the Bait under items (t) or (4) of this subsection (c) shall come from, or shall be repaid from, the Company's Affiliate senior credit facility with the Bank.

      Section 2.6. Expiration and/or Termination of Commitment. (a) Unless terminated earlier as permitted hereunder, the Commitment shall expire of its own term, and without the necessity of action by the Bank, three hundred sixty-four (364) days following the date of execution of this Agreement. Notwithstanding anything to the foregoing, for any Advance made by the Bank prior to the termination date, the Company shall still have one hundred twenty
(120) days from the date of the Advance to pay the Bank the amount of any outstanding Advance.

      (b) The Bank shall have the right, without cause, at any time to terminate the Agreement on not less than sixty (60) days' prior written notice to the Company.

      (c) The Bank shall have the right to terminate this Agreement and any line of credit extended to the Company pursuant to the terms of this Agreement, upon any adverse material change in the Company's financial condition as defined by the Bank in its reasonable discretion during the term of this Agreement upon written notice to the Company. Such an adverse change of financial condition will include, but not be limited to the occurrence of any one or more of the events listed in Section 6.6 hereto. For purposes of this Section 2.6(c), the term "adverse material change" means Company's failure to comply with and maintain during the term of this Agreement any of the Financial Requirements set forth under Section 6.13

      (d) The Bank shall have the right from time to time and in its sole discretion, to extend the term of this Agreement with prior written notice to the Company. The length of any such extension shall also be determined in the Bank's sole discretion. Such extension may be made subject to the renegotiation of the terms hereunder and to any other such conditions as the Bank may deem necessary. Under no circumstances shall such an extension by the Bank be interpreted or construed as the Bank's forfeiture of any of its rights, entitlements or interest created hereunder. The Company acknowledges and understands that the Bank is under no obligation whatsoever to extend the term of this Agreement beyond its expiration date as originally stated in this Agreement.

      Section 2.7. Method of Making Payments; Reductions in Commitment. (a) Except as otherwise specifically provided herein, all payments hereunder shall be received by the Bank on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the office of the Bank, at East Liverpool, Ohio, P.O. Box 5399, zip code 43920, or at such other place as the Bank from lime to time shall designate. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, with respect to payments of principal, the interest thereon shall be payable at the applicable rate during such extension. Funds received by the Bank after 4:00 p.m. (East Liverpool, Ohio, time) on a Business Day shall be deemed to have been paid by the Company on the next succeeding Business Day.

      (b) The Company shall have the right, at any time and from time to time, effective as of the first day of any calendar month, to terminate in whole or permanently reduce in part, without premium or penalty, the amount of the Commitment in excess of the then outstanding principal amount of all Advances hereunder. The Company shall give written notice to the Bank designating the date of such termination or reduction not less than five (5) Business Days' prior to the date such termination or reduction is to take effect, and the amount of any partial reduction of the Commitment shall be in an aggregate minimum amount of One Hundred Thousand Dollars ($100,000.00) or integral multiples of One Hundred Thousand Dollars ($100,000.00) in excess of that amount.

      Section 2.8. Late Payment Fees. In the event the Company fails to make any payment (whether of principal, interest or any other sum) on the date such payment is due and payable hereunder or under the Note, and such failure continues for more than fifteen (15) days after notice from the Bank, the Company shall pay to the Bank, upon demand therefor, a late payment fee equal to five percent (5%) of the amount of such payment or One Thousand Dollars ($1,000.00), whichever is greater.

      Section 2.9. Net Payments. All payments with respect to any Advance shall be made without offset or counterclaim and free from any present or future taxes, levies, imports, duties or other similar charges of whatsoever nature imposed by any government or any political subdivision or taxing authority hereof, other than any taxes on or measured by the net income of the Bank.

      Section 2.10. Commitment Fees. At the time of the first Advance, the Company shall pay the Bank a loan origination fee of Fifteen Thousand Dollars ($15,000.00). Annually thereafter the Company shall pay the Bank a commitment fee computed as follows: Fifteen Thousand Dollars ($15,000.00) multiplied by a fraction, the numerator of which is equal to the average monthly unborrowed amount of the Commitment during the previous year, and the denominator of which is equal to the Commitment. The commitment fee shall be payable by the Company to the Bank within thirty (30) days of the anniversary date of this Agreement. The Bank shall provide the Company with a statement, within fifteen (15) days of the anniversary date of this Agreement, showing its computation of the average daily unborrowed amount of the Commitment for the previous year. Unless the Company contests the accuracy of the Bank's statement within ten (10) days of receipt, the Bank may debit the Company's warehousing credit line account for the amount of the commitment fee.

      Section 2.11. Premiums. Any and all premiums received by the Company on Mortgage Loans with respect to which Advances are made shall be applied by the Company to pay the Bank.

                                   ARTICLE III

                                   COLLATERAL

      Section 3.1. Assignments and Grant of Security Interest. As security for the payment of the Note and for the performance of all of the Company's obligations hereunder, the Company hereby grants to the Bank a security interest in all rights and interest of the Company in and to the following described property (collectively, the "Collateral"):

            (a) All Mortgage Loans, including all Mortgage Notes and Mortgages evidencing such Mortgage Loans and the related Mortgage Loan Documents, which from time to time are delivered, or caused to be delivered, to the Bank (including delivery to a third party on behalf of the Bank) pursuant hereto or in respect of which an Advance has been made by the Bank hereunder (the "Pledged Mortgages");

            (b) All mortgage insurance and all commitments issued by Insurers to insure or guarantee any Mortgage Loans included in the Pledged Mortgages; all Purchase Commitments held by the Company covering the Pledged Mortgages and all proceeds resulting from the sale thereof to Investors pursuant thereto; and all personal property, contract rights, collection and servicing rights and servicing fees and income, accounts and general intangibles of whatsoever kind relating to the Pledged Mortgages, said Insurer commitments and the Purchase Commitments, and all other documents or instruments delivered to the Bank in respect of the Pledged Mortgages, including, without limitation, the right to receive all insurance proceeds and condemnation awards which may be payable in respect of the premises encumbered by any Pledged Mortgage;

            (c) All right, title and interest of the Company in and to all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records, information and data of the Company relating to the foregoing;

            (d) All property of the Company, in any form or capacity now or at any time hereafter in the possession or direct or indirect control of the Bank relating to the Pledged Mortgages (including possession by a parent company, affiliate or subsidiary of the Bank); and

            (e) All products and proceeds of any and all of the foregoing.

      In addition to the foregoing grant of a security interest to the Bank in the Collateral, the Company hereby assigns and delivers to the Bank all of the following: (i) the Company's right (but not any liabilities of the Company) under all Purchase Commitments now held or hereafter acquired by the Company covering Pledged Mortgages and all proceeds resulting from the sale of Pledged Mortgages pursuant thereto; and (ii) all rights of the Company (but not any liabilities of the Company) with respect to Investors to the extent related to the Pledged Mortgages. Upon the request of the Bank, the Company shall execute any further document or instrument reasonably requested by the Bank to further evidence or effectuate the assignments set forth in this subparagraph.

      Section 3.2. Guaranties. Contemporaneously with the signing of this Agreement, the Company shall cause to be delivered to the Bank the Guaranty of the parent company of the Company, namely Franklin Credit Management Corporation, in the form attached to this Agreement as Exhibit B.

      Section 3.3. Delivery of Additional Collateral or Mandatory Prepayment. In the event that the Bank shall in good faith determine at any time that the value of the Collateral then pledged hereunder (such value being determined at such time as if then being pledged under Section 3.1(a) hereof) is less than the aggregate amount of the Advances then outstanding hereunder, the Company shall within fifteen (15) Business Days after receipt of written notice from the Bank:
(a) deliver to the Bank for pledge hereunder additional Mortgage Loans, Purchase Commitments and other related Collateral satisfactory to the Bank (each valued at that time in accordance with Section 2.1(c) hereof) and/or cash, in aggregate amounts sufficient to cover the difference between the value of the Collateral pledged and the aggregate amount of Advances outstanding hereunder; or (b) repay the Advances in an amount sufficient to reduce the aggregate balance thereof outstanding to or below the value of the Collateral pledged hereunder.

      Section 3.4. Right of Redemption from Pledge. Provided no Default or Event of Default has occurred and is continuing, the Company may redeem a Mortgage Loan from pledge, by either (i) paying, or causing an Investor to pay, to the Bank for application to prepayment of the principal balance of the Note, an amount (the "Redemption Amount") equal to the then collateral value (each valued at that time in accordance with Section 2.1(c) hereof) of the Mortgage Loan to be released, but not less than the amount of the Advance made with respect to such Mortgage Loan; or (ii) delivering substitute Collateral which, in addition to being acceptable to the Bank in its sole discretion, will when included with the Collateral, result in a collateral value (as determined in accordance with Section 2.1(c) hereof) of all Collateral held by the Bank which is at least equal to the aggregate outstanding Advances.

      Section 3.5. Collection and Servicing Rights. So long as no Event of Default shall have occurred, the Company shall be entitled to service, receive and collect directly all sums payable to the Company in respect of the Collateral, except amounts payable to the Company for the purchase by any Investor under a Purchase Commitment of any Mortgage Loans which are funded in whole or in part with the proceeds of any Advance, which amounts shall be paid directly to the Bank. The Company shall direct each Investor to pay the amounts payable for the purchase of such Mortgage Loans directly to the Bank. Following the occurrence of any Event of Default, the Bank shall thereafter, upon written notice to the Company, be entitled to service, receive and collect all stuns payable to the Company in respect of the Collateral, and in such case: (a) the Bank in its discretion may, in its own name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; (b) the Company shall, if the Bank requests, forthwith pay to the Bank at its principal office or such other place as the Bank may designate all amounts thereafter received by the Company upon or in respect or any of the Collateral, advising the Bank as to the source of such funds; and (c) all amounts so received and collected by the Bank shall be held by it as part of the Collateral.

      Section 3.6. Return of Collateral at End of Commitment. If (i) the Commitment shall have expired or been terminated, and (ii) no Advances, interest or other amounts evidenced by the Note or due under this Agreement shall be outstanding and unpaid, the Bank shall promptly deliver or release all Collateral in its possession to the Company. The Bank shall also execute and deliver such assignments and other instruments and documents reasonably requested by the Company to vest title in the Collateral into the Company. The receipt of the Company for any Collateral released or delivered to the Company pursuant to any provision of this Agreement shall be a complete and full acquittance for the Collateral so returned, and the Bank shall hereafter be discharged from any liability or responsibility therefor.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      Section 4.1. Initial Advance. The obligation of the Bank to make the initial Advance is subject to the satisfaction, on or before the date thereof of the following conditions precedent:

(a) The Bank shall have received the following, all of which must be satisfactory in form and content to the Bank, in its reasonable discretion:

                  (t) The Note duly executed by the Company;

                  (2) Certified copies of the Company's articles of organization and bylaws, and certificate of good standing dated no less recently than one (I) month prior to the date of the initial Advance;

                  (3) An original resolution of the board of directors of the
            Company, certified as of the date of this Agreement by its secretary, authorizing the execution, delivery and performance of this Agreement and the Note, and all other instruments or documents to be delivered by the Company pursuant to this Agreement;

                  (4) A certificate of the Company's secretary as to the
            incumbency and authenticity of the signatures of the officers of the Company executing this Agreement and the Note and each Advance Request and all other instruments or documents to be delivered pursuant hereto (the Bank being entitled to rely thereon until a new such certificate has been furnished to the Bank);

                  (5) Original financial statements of the Company for the most recent fiscal year-end containing a balance sheet and related statements of income and retained earnings (the "Statement Date ") and changes in financial position for the period ended on the Statement Date, all prepared in accordance with GAAIP applied on a basis consistent with prior periods and reasonably acceptable to the Bank;

                  (6) Copies of the certificates, documents or other written instruments which evidence the Company's eligibility described in
            Section 5.13 hereof, all in form and substance satisfactory to the Bank;

                  (7) Copies of the Company's errors and omissions insurance policy or mortgage impairment insurance policy and blanket bond coverage policy, or certificates in lieu of policies, all in form and content satisfactory to the Bank, showing compliance by the Company as of the date of the initial Advance with the related provisions of Section 6.8 hereof~ and

                  (8) A Power of Attorney to indorse negotiable instruments in the form of Exhibit F.

      Section 4.2. Each Advance. The obligation of the Bank to make the initial and each subsequent Advance is subject to the satisfaction, as of the date of each such Advance, of the following additional conditions precedent:

            (a) The Company shall have delivered to the Bank the Advance Request, and Collateral Documents called for under, and shall have satisfied the procedures set forth in, Sections 2.2(a) through 2.2(b) hereof and the applicable Exhibits hereto described in those Sections. All items delivered to the Bank must be reasonably satisfactory to the Bank in form and content, and the Bank may reject such of them as do not meet the requirements of this Agreement or as provided in Section 2.2(c).

            (b) The Bank shall have received evidence satisfactory to it as to the due filing and recording in all appropriate offices of all financing statements and other instruments as may be necessary to perfect the security interest of the Bank in the Collateral under the Uniform Commercial Code of the State of New York or other applicable law.

            (c) The representations and warranties of the Company contained in
      Article V hereof shall be true and correct in all material respects as if made on and as of the date of each Advance unless the same relates to an earlier date.

            (d) The Company shall have performed all agreements to be performed by it hereunder, respectively, and after giving effect to the requested Advance, there shall exist no Default or Event of Default hereunder.

            (e) The Company shall not have (i) incurred any material liabilities, direct or contingent, other than in the ordinary course of its business that would render it to be noncompliant with the financial requirements set forth in section 6.2 herein, since the dates of the Company's most recent financial statements theretofore delivered to the Bank, or (ii) experienced any other material adverse change in its business or operations.

      Acceptance of the proceeds of the requested Advance by the Company shall be deemed a representation by the Company that all conditions set forth in this
Section 4.2 shall have been satisfied as of the date of such Advance.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Bank to enter into this Agreement and make each Advance, the Company hereby represents and warrants to the Bank, as of the date of this Agreement and as of the date of each Advance Request and of each Advance, that:

      Section 5.1. Organization; Good Standing; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has the full legal power and authority to own its property and to carry on its business as currently conducted and is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on the business, operations, assets or financial condition of the Company. The Company has no Subsidiaries.

      Section 5.2. Authorization and Enforceability. The Company has the power and authority to execute, deliver and perform this Agreement, the Note and all other documents contemplated hereby or thereby. The execution, delivery and performance by the Company of this Agreement, the Note and all other documents contemplated hereby or thereby and the making of the borrowing hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of the Company (none of which actions have been modified or rescinded, and all of which actions are in full force and effect) and do not and will not conflict with or violate any provision of law or of the articles of organization or bylaws of the Company, conflict with or result in a breach of or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of the Company (other than pursuant to this Agreement), or result in or require the acceleration of any indebtedness of the Company pursuant to any agreement, instrument or indenture to which the Company is a party or by which the Company or its property may be bound or affected. This Agreement, the Note and all other documents contemplated hereby or thereby constitute legal, valid, and binding obligations of the Company enforceable in accordance with their respective terms, except as limited by Bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights and by general principles of equity.

      Section 5.3. Approvals. The execution and delivery of this Agreement, the Note and all other documents contemplated hereby or thereby and the performance of the Company's obligations hereunder and thereunder do not require any license, consent, approval or other action of any state or federal agency or governmental or regulatory authority.

      Section 5.4. Financial Condition. The balance sheet of the Company as at the Statement Date, and the related statements of income and cash flows for the fiscal year ended on the Statement Date, heretofore furnished to the Bank, fairly present the financial condition of the Company as at the Statement Date and the results of its operations for the fiscal period ended on the Statement Date. The Company had, on the Statement Date, no known liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, except as heretofore disclosed to the Bank in writing or otherwise reflected on the Company's balance sheet, and except for the Bank's extension(s) of credit to the Company Except for financial statements prepared for interim periods between the fiscal year-end, all financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. Since the Statement D ate, there has been no material adverse change in the business, operations, assets or financial condition of the Company, nor is the Company aware of any state of facts which (with or without notice or lapse of time or both) would or could result in any such material adverse change.

      Section 5.5. Litigation. There are no actions, claims, suits or proceedings pending, or to the knowledge oft he Company, threatened against or affecting the Company in any court or before any arbitrator or before any government commission, board, bureau or other administrative agency which, if adversely determined, may reasonably be expected to result in any material and adverse change in the business, operations, assets, licenses, qualifications or financial condition of the Company.

      Section 5.6. Licenses; Compliance with Laws. The Company has all permits, licenses, authorizations and approvals with all governmental authorities or agencies that are required in order to permit it to conduct its business as presently conducted, and all such permits, licenses, authorizations and approvals are in frill force and effect. The Company is not in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority which might have a material adverse effect on the business, operations, assets or financial condition, assets, licenses, qualifications or financial condition of the Company.

      Section 5. 7. Regulation U. No part of the proceeds of any Advances made hereunder will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

      Section 5.8. Investment Company Act. The Company is not an "investment company," or a company controlled by an "investment company," within the m earning oft he Investment Company Act of 1940, as amended.

      Section 5.9. Payment of Taxes. The Company has filed or caused to be filed all federal, state, and local income, excise, property and other tax returns with respect to the operations of the Company, which are required to be filed, all such returns are true and correct in all material respects, and the Company has paid or caused to be paid all taxes as shown on such returns or on any assessment to the extent that such taxes have become due, except in cases where the Company has disputed in good faith the amount of said taxes.

      Section 5.10. Agreements. The Company is not a party to any agreement, instrument or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 5.4 hereof The Company is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties or financial condition of the Company. No holder of any indebtedness of the Company has given notice of any asserted default thereunder, and no liquidation or dissolution of the Company and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to the Company or any of its properties is pending, or to the knowledge of the Company, threatened.

      Section 5.11. Title to Properties. The Company has good, valid, insurable (in the case of real property) and marketable title to all material portions of its properties and assets (whether real or personal, tangible or intangible) reflected on the financial statements described in Section 5.4 hereof, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all Liens except as disclosed in such financial statements.

      Section 5.12. ERISA. All plans ("Plans") of a type described in Section 3(3) of ERISA in respect of which the Company is an "Employer," as defined in
Section 3(8) of ERISA, are in substantial compliance with ERISA, and none of such Plans is insolvent or in reorganization, has an accumulated or waived funding deficiency within the meaning of Section 412 of the Internal Revenue Code, and the Company has not incurred any material liability (including any material contingent liability) to or on account of any such Plan pursuant to Sections 4062, 4063, 4064, 4201 or 4204 of ERISA; and no proceedings have been instituted to terminate any such plan, and no condition exists which presents a material risk to the Company of incurring a material liability to or on account of any such Plan pursuant to any of the foregoing Sections of ERTSA. No Plan or trust forming a part thereof has been terminated since September 1, 1974.

      Section 5.13. Eligibility. The Company has all state and local permits, licenses, approvals, registrations and qualifications which it is required to have, in order to make, purchase, sell or service the Mortgage Loans.

      Section 5.14. Special Representations Concerning Collateral. The Company hereby represents and warrants to the Bank, as of the date of this Agreement and as of the date of each Advance Request and of each Advance, that:

            (a) The Company owns the Collateral free and clear of any Lien, except for the security interest created by this Agreement, rights of Investors and Insurers of the Pledged Mortgages. No financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Bank relating to this Agreement. The Company has no trade name.

            (b) This Agreement, together with the Bank's possession of the Mortgage Notes and a duly filed financing statement, creates a valid and perfected first priority security interest in the Mortgage Notes in favor of the Bank, securing the payment of the Note, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or shall be taken at the time of the initial Advance hereunder.

            (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (and has not been obtained, delivered or filed, as applicable) either (i) for the grant by the Company of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Company, or (ii) for the perfection of or the exercise by the Bank of its rights and remedies hereunder, other than the filing of a financing statement which has been duly executed by the Company and delivered to the Bank for filing.

            (d) The principal office of the Company for purposes of Section 9-103 of the Uniform Commercial Code is located at the address set forth at the front of this Agreement.

            (e) Each Mortgage Loan conforms in all material respects to the requirements and the specifications set forth in the attached Exhibit G constituting the underwriting standards utilized by the Company.

            (f) The Mortgage Loan Documents have been duly executed by the mortgagor and create valid and legally binding obligations of the mortgagor, enforceable in accordance with their terms, except as may be limited by bankruptcy Or other similar laws affecting the enforcement of creditors' rights generally, and general principles of equity, and to the knowledge of the Company there are no rights of rescission, set-offs, counterclaims or other defenses with respect thereto. The full original principal amount of each Mortgage Loan (net of any discounts) has been fully advanced or disbursed to the mortgagor named therein. There is no requirement for future advances and except for Mortgage Loans insured under Section 203(k) of the National Housing Act, any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been satisfied. To Company's knowledge and except as disclosed to Bank, there is no material default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note, and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, other than waivers in the ordinary course of servicing the Mortgage Loan which do not have a material adverse effect of the Collateral; and the Company has not waived any material default, breach, violation or event of acceleration. The terms of the Mortgage Loan have in no way been waived, impaired, changed or modified. To Company's knowledge and except as disclosed to Bank, all tax identifications and property descriptions are legally sufficient; tax segregation, where required, has been completed. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid.

            (g) Each of the Mortgage Loans has been originated, made and serviced in material compliance with all industry standards, applicable Investor and Insurer requirements and all applicable federal, state and local statutes, regulations and rules, including, without limitation, the Federal Truth-in-Lending Act of t 968, as amended, and Regulation Z thereunder, the Federal Fair Credit Reporting Act, the Federal Equal Credit Opportunity Act, the Federal Real Estate Settlement Procedures Act of 1974, as amended, and Regulation X thereunder, and all applicable usury, licensing, real property, consumer protection and other laws.

            (h) Each of the Mortgage Loans presently is covered by a policy of hazard insurance (and flood insurance and insurance against other insurable risks and hazards as required by the applicable Investor and the agreements applicable to such Mortgage Loans), in amounts not less than outstanding principal balance of the Mortgage Loans or such maximum lesser a mount as permitted by applicable law, all in a form usual and customary in the industry and which is in full force and effect, and all amounts required to have been paid under any such policy have been paid; and all taxes, assessments, ground rents or other applicable charges or fees due and payable as to each Mortgage Loan have been paid.

            (i) A title opinion or a valid and enforceable title policy currently in full force and effect has been issued for each Mortgage Loan which is a first mortgage lien as identified in Exhibit 0, and in the case of title insurance, in an amount not less than the original principal amount of such Mortgage Loan, and which title opinion opines or which title policy insures that the Mortgage relating thereto is either (i) a valid first lien on the property therein described and that the mortgaged property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for taxes not yet due and payable and minor title irregularities that do not have a material adverse effect on the use or marketability of the mortgaged property, and otherwise in compliance with the requirements of the applicable Investor; or (ii) if the Mortgage Loan is insured under Title I of the National Housing Act, a valid second lien on the property therein described and that the mortgaged property is free and clear of all encumbrances and liens (other than the first lien) having priority over the second lien of the Mortgage except for taxes not yet due and payable and minor title irregularities that do not have a material adverse effect on the use or marketability of the mortgaged property, and otherwise in compliance with the requirements of the applicable Investor. If the Mortgage Loan is a second lien that is not insured under Title I of the National Housing Act, Company shall have a title search performed to verify that the mortgaged property is free and clear of all encumbrances and liens (other than the first lien) having priority over the second lien of the Mortgage except for taxes not yet due and payable.

            (j) All escrow/custodial accounts have been established in accordance with the requirements of FHA, VA and the applicable Investor and Insurer and all other applicable laws and by the terms of the related Mortgages.

            (k) There are no accrued liabilities of the Company with respect to the Mortgage Loans.

            (l) To the Company's knowledge, the Company, all prior servicers and, if different, the originating mortgagee, have performed all obligations required of them to be performed under or pursuant to each of the Servicing Contracts and related requirements of the applicable Investor and Insurer and each other document or agreement relating to the Mortgage Loans by which the Company is bound, and no event has occurred and is continuing which, under the provisions of any such Servicing Contracts and related requirements of the applicable Investor or other document or agreement, but for the passage of time or in, giving of notice, or both, would constitute an event of default thereunder.

            (m) The books, records, accounts and reports of the Company with respect to the Mortgage Loans and Servicing Contracts have been prepared and maintained in accordance with all applicable Investor and Insurer requirements.

            (n) At least ninety-eight percent (98%) of the Mortgage Loans will be underwritten to Investor guidelines however, upon approval by the Bank which shall not be unreasonably withheld, Company shall be allowed to retain certain Mortgage Loans in its own portfolio.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

      The Company agrees that so long as the Commitment is outstanding or there remain any obligations of the Company to be paid or performed under this Agreement or under the Note, the Company shall:

      Section 6.1. Payment of Note. Punctually pay or cause to be paid the principal and interest on and all other amounts due and payable hereunder and under the Note in accordance with the terms hereof and thereof

      Section 6.2. Financial Statements and Other Reports. Deliver to the Bank:

            (a) Upon request by the Bank, as soon as available and in any event within thirty (30) days after each calendar quarter, statements of income and cash flows of the Company for the immediately preceding quarter, and related balance sheet as of the end of the immediately preceding quarter, all in reasonable detail and certified by the chief financial officer or other appropriate officer of the Company, subject, however, to year-end audit adjustments.

            (b) As soon as available and in any event within one hundred twenty
      (120) days after the close of each fiscal year: a statement of income and cash flows of the Company for such year, the related balance sheet as at the end of such year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail and accompanied by an opinion of an accounting firm reasonably satisfactory to the Bank, or other independent public accountants of recognized standing selected by the Company and acceptable to the Bank, as to said financial statements and a certificate signed by the chief financial officer or other appropriate officer of the Company stating that said financial statements fairly present the financial condition and results of operations of the Company as at the end of, and for, such year.

            (c) Together with each delivery of financial statements pursuant to Sections 6.2(a) and (b) hereof, an Officer's Certificate substantially in the form of Exhibit H stating that the signatory or signatories thereto have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and conditions of the Company during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signatory or signatories thereto do not have knowledge of the existence as of the date of the Officer's Certificate, of any Default or if any Default existed or exists, specifying the nature and period oft he existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto.

            (d) Such other reports in respect of the Mortgage Loans pledged as collateral, in such detail and at such limes as the Bank in its reasonable discretion may request at any time or from time to time.

            (e) Copies of all audits, examinations and reports concerning the operations of the Company from any Investor, Insurer or licensing authority to the extent not subject to restrictions on disclosure.

            (f) From time to time, with reasonable promptness, such further information regarding the business, operations, properties or financial condition of the Company as the Bank may reasonably request.

      Except for financial statements prepared for interim periods between the fiscal year end, all financial statements and reports furnished to the Bank hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the financial statements as at, and for the period ended, the Statement Date (except to the extent otherwise required to conform to good accounting practice).

      Section 6.3. Maintenance of Existence; Conduct of Business. Preserve and maintain its corporate existence in good standing and all of its rights, privileges, licenses, qualifications and franchises necessary or desirable in the normal conduct of its business, including, without limitation, its eligibility as an approved lender and issuer as described under Section 5.13 hereof and make no material change in the nature or character of its business, if such material change would result in Company being unable to fulfill or complete its duties and obligations under this Agreement.

      Section 6.4. Compliance with Applicable Laws. Comply with the requirements of all applicable laws, rules, regulations (including laws, rules and regulations relating to predatory lending) and orders of any governmental authority and prudent industry standards, a breach of which could materially adversely affect its business, operations, assets, or financial condition or which could materially adversely impair the ability of Company to perform its obligation hereunder, except where contested in good faith and by appropriate proceedings.

      Section 6.5. Inspection of Properties and Books. Permit authorized representatives of the Bank, its parent company or affiliates, upon prior written notice of not less than ten (10) Business Days to the Company, to discuss the business, operations, assets and financial condition of the Company and its

Subsidiaries with their officers and employees and to examine their books of account and make copies or extracts thereof subject to applicable laws with respect to confidentiality of customer records, all at such reasonable times as the Bank may request. The Company will provide its accountants with a copy of this Agreement promptly after the execution hereof and will instruct its accountants to answer candidly and fully any and all questions that the officers of the Bank or any authorized representatives of the Bank may address to them in reference to the financial condition or affairs of the Company.

      Section 6.6. Notice. Give written notice to the Bank within fifteen (15) days of the Company's actual knowledge of (a) any action, suit or proceeding instituted against the Company in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign) seeking damages of Fifty Thousand Dollars ($50,000.00) or more, or any such proceedings threatened against the Company in a writing containing the details thereof, (b) the filing, recording or assessment of any federal, state or local tax lien against it, or any of its assets, (c) the occurrence of any Default or Event of Default hereunder, (d) the actual or threatened suspension, revocation or termination of the Company's eligibility, in any respect, as an approved lender, and issuer as described under Section 5.13 hereof, (e) the suspension, revocation or termination of any existing credit or Investor relationship made to the Company to facilitate the sale and/or origination of residential mortgages, (0 the transfer or loss of any Servicing Contract to which the Company is a party, or which is held for the benefit of the Company, and the reason for such transfer or loss, if known to the Company, (g) any demand by any Investor or Insurer for either the repurchase of a Mortgage Loan or indemnification, and (h) any other action, event or condition of any nature which may lead to or result in a material adverse effect upon the business, operations, assets, or financial condition of the Company or which, with or without notice or lapse of time or both, would constitute a default under any other material agreement, instrument or indenture to which the Company is a party or to which the Company, its properties or assets may be subject.

      Section 6. 7. Payment of Debt, Taxes, etc. Pay and perform all obligations of the Company promptly and in accordance with the terms thereof and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon the Company or upon its income, receipts or properties before the same shall become past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof~ provided, however, that the Company shall not be required to pay taxes, assessments or governmental charges or levies or claims for labor, materials or supplies for which the Company shall have obtained an adequate bond or adequate insurance or which are being contested in good faith and by proper proceedings which are being reasonably and diligently pursued.

      Section 6.8. Insurance. Will maintain (a) errors and omissions insurance or mortgage impairment insurance and blanket bond coverage, with such companies and in such amounts as satisfy prevailing FNMA, GNMA or FHLMC requirements applicable to a qualified mortgage originating institution, and (b) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity, and
(c) within thirty (30) days after notice from the Bank, will obtain such additional insurance as the Bank shall reasonably require, all at the sole expense of the Company. Copies of all such policies shall be furnished to the Bank without charge upon request of the Bank.

      Section 6.9. Insured Closings. As applicable, will obtain and maintain in effect at all times an insured closing letter from each title insurance company from which mortgagee title insurance is procured, indemnifying and holding the Company harmless from and against the failure of the agents and approved title attorneys of such title insurance companies to comply with the written closing instructions of the Company as to the Mortgage Loans pledged hereunder and will provide the Bank with evidence of the same from lime to time upon request. The Company agrees to indemnify and hold the Bank harmless from and against any loss, including reasonable attorneys' fees and costs, attributable to the failure of such title insurance company, agent or approved attorney to comply with the disbursement or instruction letter or letters of the Company or of the Bank relating to such Mortgage Loan.

      Section 6.10. Purchased Loans. The Company agrees to indemnify and hold the Bank harmless from and against any loss, including reasonable attorneys' fees and costs, attributable to the failure of any correspondent of the Company to comply with the disbursement or instruction letter or letters of the Company or of the Bank relating to Mortgage Loans purchased by the Company with Advances hereunder.

      Section 6.11. Other Loan Obligations. Will perform in all material respects all obligations under the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which the Company is bound or to which any of its property is subject, and will promptly notify the Bank in writing of the cancellation or reduction of any of its other mortgage warehousing lines of credit or agreements with any other lender.

      Section 6.12. Use of Proceeds of Advances. Will use the proceeds of each Advance solely for the purpose of financing the purchase or origination of Mortgage Loans.

      Section 6.13. Financial Requirements. (a) Net Worth. Maintain at all times a minimum consolidated tangible net worth equal to at least $2,500,000.00.

      (b) Indebtedness to Net Worth. Not permit the Company's total Indebtedness at any time to exceed ninety-five percent (95%) of its total assets. (provided that nothing in this paragraph shall permit the Company to incur Indebtedness except as specifically permitted elsewhere in this Agreement).

      (c) Pretax Net Income. Maintain consolidated pretax net income to be at least $300,000.00, as calculated over the prior four (4) quarters with not more than one (1) quarter with a net loss during that time period.

      Section 6.14. Special Affirmative Covenants Concerning Collateral. (A) The Company warrants and will defend the right, title and interest of the Bank in and to the Pledged Mortgages against the claims and demands of all persons whomsoever.

      (b) The Company shall service or cause to be serviced in all material respects all Pledged Mortgages in accordance with the standard requirements of the issuers of the respective Purchase Commitments covering the same and all applicable governmental requirements, including without limitation taking all actions necessary to enforce the obligations of the obligors under such Pledged Mortgages. The Company shall hold all escrow funds collected in respect of Pledged Mortgages in trust, without commingling the same with non-custodial funds, and apply the same for the purposes for which such funds were collected.

      (e) The Company shall execute and deliver to the Bank such Uniform Commercial Code financing statements with respect to the Collateral as the Bank may reasonably request. The Company shall also execute and deliver to the Bank such further instruments of sale, pledge or assignment or transfer, and such powers of attorney, as reasonably required by the Bank, and shall do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded the Bank under this Agreement. The Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Ohio, or any other applicable law, in addition to all rights provided for herein.

      (d) The Company shall notify the Bank within seven (7) Business Days of any default under, or of the termination of, or the rejection for purchase under, any Purchase Commitment relating to any Pledged Mortgage.

      (e) The Company will promptly comply in all material respects with the terms and conditions of all Purchase Commitments, and all extensions, renewals and modifications or substitutions thereof or thereto. The Company will cause to be delivered to the Investor the Pledged Mortgages to be sold under each Purchase Commitment not later than the earlier of three (3) Business Days prior to the expiration thereof or three (3) Business Days prior to the deadline for acquisition of the Pledged Mortgage by the Investor thereunder.

      (f) The Company shall maintain, at its principal office or in a regional office approved by the Bank, or in the office of a computer service bureau engaged by the Company and approved by the Bank, and, upon request, shall make available to the Bank the originals, or copies in any case where the original has been delivered to the Bank, or to an Investor, of its Mortgage Notes and Mortgages included in Mortgage Loans, Purchase Commitments, and all related Pledged Mortgage documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

      The Company agrees that so long as the Commitment is outstanding or there remain any obligation of the Company to be paid or performed hereunder or under the Note, the Company shall not, either directly or indirectly, without the prior written consent of the Bank:

      Section 7.1. Contingent Liabilities. Assume, guarantee, endorse, or otherwise become liable for the obligation of any Person except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

      Section 7.2. Merger; Sale of Assets; Acquisitions; Change in Control; Change of Senior Management. Except for the sale or purchase of loans in the ordinary course of the business, liquidate, dissolve, consolidate or merge or sell, transfer or otherwise dispose of, any substantial part of its assets, nor acquire substantially all of the assets of another, nor permit a change in ownership beneficially or of record of the voting stock of Company which results in Franklin Credit Management Corporation having less than a majority ownership interest in the voting stock of the Company.

      Section 7.3. Loss of Eligibility. Take, or fail to take, any action that would cause the Company to lose all or any part of its status as an eligible lender, as described under Section 5.13 hereof

      Section 7.4. Special Negative Covenants Concerning Collateral. Except for actions taken in the ordinary course of servicing Mortgage Loans, the Company shall not do any of the following:

            (a) Amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Mortgage Loan pledged hereunder.

            (b) Sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to this Agreement) any of the Collateral or any interest therein.

            (c) Make any compromise, adjustment or settlement in respect of any of the Collateral or accept other than cash in payment or liquidation of the Collateral.

                                  ARTICLE VIII

                               DEFAULTS; REMEDIES

      Section 8.1. Events of Default. T he occurrence of any o ft he following conditions or events shall be in event of default ("Event of Default"):

            (a) Failure to pay the principal of any Advance within thirty (30) days from when due, whether at stated maturity, by acceleration, or otherwise; or failure to pay any installment of interest on any Advance or any other amount due under this Agreement when due; or

            (b) Failure of the Company to pay, or any default in the payment of any principal or interest on, any other indebtedness or in the payment of any contingent obligation which are in the aggregate amount of Ten Thousand Dollars ($10,000.00); or breach or default with respect to any other material term of any other indebtedness or of any loan agreement, note, mortgage, security agreement, indenture or other agreement relating thereto, if the effect of such failure, default or breach is to cause, or to permit the holder or holders thereof (or a trustee on behalf of such holder or holders) to cause, indebtedness of the Company or its Subsidiaries in the aggregate amount of Ten Thousand Dollars ($10,000.00) or more to become or be declared due prior to its stated maturity; or

            (c) Failure of the Company to perform or comply with any term or condition applicable to it contained in Sections 6.1 through 6.13 inclusive, or 7.1 through 7.5, inclusive, of this Agreement; or

            (d) Any of the Company's representations or warranties made herein or in any statement or certificate at any time given by the Company in writing pursuant hereto or in connection herewith shall be false in any material respect on the date as of which made; or

            (e) The Company shall default in the performance of or compliance with any term contained in this Agreement other than those referred to above in subsections 8.1(a), (c) or (d) and such default shall not have been remedied or waived within thirty (30) days after receipt of notice from the Bank of such default; or

            (f~ (1) A court having jurisdiction shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or (2) any other similar relief shall b e granted under any applicable federal or state law; or a decree or order o f a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company, or over all or a substantial part of its property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Company for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company, and the continuance of any such events in this clause (2) for sixty (60) days unless dismissed, bonded off or discharged; or

            (g) The Company shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company of any assignment for the benefit of creditors; or the inability or failure of the Company, or the admission by the Company in writing of its inability to pay its debts as such debts become due; or

            (h) Any money judgment, writ or warrant o f attachment, or similar process involving in any case an amount in excess of Ten Thousand Dollars ($10,000.00) shall be entered or filed against the Company or any of its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

            (i) Any order, judgment or decree shall be entered against the Company decreeing the dissolution, liquidation or split up of the Comp any and such order shall remain undischarged or unstayed for a period in excess of twenty (20) days; or

            (j) Any Plan maintained by the Company shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States district court to administer any Plan, or the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan if as of the date thereof the Company's liability (after giving effect to the tax consequences thereof) to the Pension Benefit Guaranty Corporation (or any successor thereto) for unfunded guaranteed vested benefits under the Plan exceeds the then current value of assets accumulated in such Plan by more than Ten Thousand Dollars ($10,000.00) (or in the case of a termination involving the Company as a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) the withdrawing employer's proportionate share of such excess shall exceed such amount); or

            (k) The Company as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in annual amount exceeding Ten Thousand Dollars ($10,000.00);

            (1) The Company shall purport to disavow its obligations hereunder or shall contest the validity or enforceability hereof~ or the Bank's security interest in any portion of the Collateral shall become unenforceable or otherwise impaired; or

            (m) The Company or its parent company shall have been subject to an enforcement action by any federal regulatory agency which may reasonably be expected to result in any material and adverse change in the business, operations, assets, licenses, qualifications or financial condition of the Company.

      Section 8.2. Remedies. (a) Upon the occurrence of any Event of Default described in Section 8.1(1)) or (g) the unpaid principal amount of and accrued interest on the Note shall automatically become due and payable, without presentment, demand or other requirements of any kind, all of which are hereby expressly waived by the Company, and the obligation of the Bank to make Advances shall thereupon terminate.

      (b) Upon the occurrence of any Event of Default (other than those described in Section 8.1(f) or (g)), the Bank may, by written notice to the Company declare all or any portion of the Advances to be due and payable whereupon the same shall forthwith become due and payable, together with all accrued interest thereon, and the obligation of the Bank to make Advances shall thereupon terminate.

      (c) Upon the occurrence of any Event of Default, the Bank may also do anyone or more or all of the following:

            (1) Foreclose upon or otherwise enforce its security interest in and Lien on all of the Collateral or on any portion thereof to secure all payments and performance of obligations owed by the Company under this Agreement.

            (2) Notify all obligors of Collateral or on any portion thereof that the Collateral has been assigned to the Bank and that all payments thereon are to be made directly to the Bank or such other party as may be designated by the Bank; settle, compromise, or release, in whole or in part, any amounts owing on the Collateral, any such obligor or Investor or any portion of the Collateral, on terms acceptable to the Bank; enforce payment and prosecute any action or proceeding with respect to any and all Collateral; and where any such Collateral is in default, foreclose on and enforce security interests in, such Collateral by any available judicial procedure or, if permitted by applicable law, without judicial process and sell property acquired as a result of any such foreclosure.

            (3) Act, or contract with a third party to act, as servicer of all or any item of Collateral requiring servicing and perform all obligations required in connection with Purchase Commitments, such third party's fees to be paid by the Company.

            (4) Exercise all rights and remedies of a secured creditor under the Uniform Commercial C ode of the State of Ohio or the state in which the Collateral is located, including but not limited to selling the collateral at public or private sale. The Bank shall give the Company not less than thirty (30) days' written notice of any such public sale or of the date after which private sale may be held. The Company agrees that thirty (30) days' notice shall be reasonable notice. At any such sale the Collateral may be sold as an entirety or in separate parts, as the Bank may determine. The Bank may, Without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Bank until the selling price is paid by the purchaser thereof, but the Bank shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Bank may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon all or any portion of the Collateral or to foreclose the pledge and sell all or any portion of the Collateral under a judgment or decree of a court or courts of competent jurisdiction, or both.

            (5) Proceed against the Company on the Note.

            (6) Pursue any rights and/or remedies available at law or in equity against the Company.

      (d) The Bank shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. The Company hereby waives any claims it may have against the Bank arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the outstanding Advances and the unpaid interest accrued thereon, even if the Bank accepts the first offer received and does not offer the Collateral, or any part thereof, to more than one offeree.

      (e) The Company waives any right to require the Bank to (1) proceed against any Person, (2) proceed against or exhaust all or any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (3) pursue any other remedy in its power. The Bank shall not be required to take any steps necessary to preserve any rights of the Company against holders of mortgages prior in lien to the Lien of any Mortgage included in the Collateral or to preserve rights against prior parties.

      (f) The Bank may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage included in the Collateral, including, without limitation, payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Bank in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof, shall be paid by the Company, shall be secured by the Collateral, and until paid, shall bear interest from the date of expenditure at the rate of interest specified in the Note.

      (g) No failure on the part of the Bank to exercise, and no delay in exercising, any right, power or remedy provided hereunder, at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, power or remedy provided hereunder, at law or in equity preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

      Section 8.3. Application of Proceeds. The proceeds of any sale or other enforcement of the Bank's security interest in all or any part of the Collateral shall be applied by the Bank:

            First, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Bank's agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of the Bank in connection therewith;

            Second, to the payment of any other amounts due under the Note or this Agreement (whether for principal or interest or otherwise) in such order and maimer as the Bank elects; and

            Finally, to the payment to the Company, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds. If the Proceeds of any such sale are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full o f the Note and all other amounts due hereunder, the Company shall remain liable for any deficiency.

      Section 8.4. Bank Appointed Attorney-in-Fact. The Bank is hereby appointed the attorney-in-fact of the Company, with full power of substitution, upon the occurrence and during the continuation of an Event of Default, for the purpose of carrying out the provisions hereof and taking any action and executing any instruments which the Bank may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Bank shall have the right and power upon the occurrence and during the continuation of an Event of Default, to give notices of its security interest in the Collateral to any Person, either in the name of the Company or in its own name, to endorse all Mortgage Loans payable to the order of the Company, or to receive, endorse and collect all checks made payable to the order of the Company representing any payment on account of the principal of or interest on, or the proceeds of sale of, any of the Mortgage Loans or and to give full discharge for the same.

      Section 8.5. Right of Set-off If the Company shall default in the payment of the Note, any interest accrued thereon, or any other sums which may become payable hereunder when due, or in the performance of any of its other obligations or liabilities under this Agreement, the Bank, shall have the right, at any time and from time to time, without notice, to set-off and to appropriate or apply any and all deposits of money or property or any other indebtedness at any time held or owing by the Bank or a parent company, affiliate, or subsidiary to or for the credit of the account of the Company against and on account of the obligations and liabilities of the Company under the Note and this Agreement, irrespective of whether or not the Bank shall have made any demand hereunder and whether or not said obligations and liabilities shall have matured, provided, however, that the aforesaid right of set-off shall not apply to any deposits of escrow monies or other funds being held on behalf of the mortgagors under Mortgage Loans or other third parties.

      Section 8.6. Reasonable Assurances. If, at any time during the term of the Agreement, Bank has reason to believe that Company is not conducting its business in accordance with, or otherwise is not satisfying in all material respects: (i) all applicable statutes, regulations, rules, and notices of federal, state, or local governmental agencies or instrumentalities, all applicable requirements of Investors and Insurers and prudent industry standards or (ii) all applicable requirements of Bank, as set forth in this Agreement, then, B ark shall have the right to demand, pursuant to written notice from Bank to Company specifying with particularity, the alleged act, error or omission in question, reasonable assurances from Company that such a belief is in fact unfounded, and any failure of Company to provide to Bank such reasonable assurances in form and substance reasonably satisfactory to Bank, within the time frame specified in such written notice shall itself constitute an Event of Default hereunder. Company hereby authorizes Bank to take such actions as may be necessary or appropriate to confirm the continued eligibility of Company for Advances hereunder, including without limitation (i) ordering credit reports and (ii) contacting mortgagors, licensing authorities and Investors or Insurers.

                                   ARTICLE IX

                      REIMBURSEMENT OF EXPENSES; INDEMNITY

      The Company shall:

      Section 9.1. Cost of Enforcement. Pay all costs and expenses of the Bank, including reasonable attorney's fees, in connection with the enforcement of this Agreement, the Note, and other documents and instruments related hereto.

      Section 9.2. Payments of Taxes. P ay, and hold the Bank and any holder of the Note harmless from and against, any, and all, present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save the Bank and the holder or holders of the Note harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

      Section 9.3. Indemnification. Indemnify, pay and hold harmless the Bank and any of its officers, directors, employees or agents and any subsequent holder of the Note from and against any and all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements of any kind whatsoever (the "Indemnified Liabilities") (excluding any such Indemnified Liabilities resulting from failure by the Bank to perform any of its obligations under this Agreement, the Note, or any other document referred to herein as established in a suit between the Company and the Bank which may be the same suit in which indemnification is being sought hereunder by the Bank and any liabilities arising from the Bank's gross negligence or willful misconduct) which may be imposed upon, incurred by or asserted against the Bank or such holder in any way relating to or arising out of this Agreement, the Note, or any other document referred to herein or any oft he transactions contemplated hereby or thereby to the extent that any such Indemnified Liabilities result (directly or indirectly) from (i) the inaccuracy or incompleteness of any representation or warranty made by the Company in this Agreement or any schedule, statement, Exhibit or certificate furnished by the company pursuant to this Agreement or
(ii) the failure by the Company to observe or perform any term or provision of this Agreement or of any agreement executed in connection herewith, including without limitation any claims made, or any actions, suits or proceedings commenced or threatened, by or on behalf of any creditor (excluding the Bank and the holder or holders of the Note), security holder, shareholder, mortgagor, customer (including, without limitation, any person or entity having any dealings of any kind with the Company), trustee, director, officer, employee and/or agent of the Company acting in such capacity, the Company or any governmental regulatory body or authority.

                                    ARTICLE X

                       DELIVERIES OF COLLATERAL DOCUMENTS

      The Bank exclusively shall deliver Pledged Mortgages to the Investor under the Purchase Commitment with respect thereto for its examination and purchase, against a bailee letter substantially in the form attached hereto as Exhibit E. The Bank may deliver any document relating to the Collateral to the Company for correction or completion against a properly executed trust receipt in the form approved by the Bank with instructions to the Company to either return the corrected document to the B ark within ten (10) calendar days after such delivery or redeem the Mortgage Loan from pledge. In the case of deliveries of Pledged Mortgages by the Bank, the Company shall deliver to the Bank a letter, to accompany the delivery, confirming the security interest of the Bank and designating the Bank as payee under any Purchase Commitment.

                                   ARTICLE XI

                                  MISCELLANEOUS

      Section 11.1. Relationship of Parties. The relationship between Bank and the Company is limited to that of creditor/secured party, on the one hand, and borrower, on the other hand. The provisions herein for compliance with financial covenants and delivery of financial statements, are intended solely for the benefit of Bank to protect its interests as lender in assuring performance of the obligations hereunder, and nothing contained in this Agreement shall be construed as permitting or obligating Bank to act as a financial or business advisor or consultant to the Company, as permitting or obligating the Bank to control the Company or to conduct the Company's operations, as creating any joint venture, agency, fiduciary, trustee, or other relationship between the parties other than as explicitly and specifically stated in this Agreement. The Company acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein. The Company further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to execute and deliver this Agreement.

      Section 11.2. Recourse. The Company acknowledges and agrees that it is fully liable for repayment of all Advances and all sums due hereunder or under the Note and for performance of all obligations contained in this Agreement.

      Section 11.3. Notices. All notices, demands, consents, requests and other communications required or, permitted to be given or made hereunder (collectively, "Notices ") shall, except as otherwise expressly provided hereunder, be in writing and shall be delivered in person or telegraphed or mailed, first class, return receipt requested, postage prepaid, or by overnight delivery service or by facsimile or other telecommunications device addressed to the respective parties hereto at their respective addresses hereinafter set forth or, as to any such party, at such other address as may be designated by it in a Notice to the other. All Notices shall be conclusively deemed to have been properly given or made when duly delivered, in person or by overnight delivery service or by facsimile or other telecommunications device, or if mailed on the third Business Day after being deposited in the mails or when delivered to the telegraph company, addressed as follows:

if to the Company:

                                    if to the Bank:



with a copy to:

                                    with a copy to:
                                    Tribeca Lending Corporation
                                    Six Harrison Street
                                    New York, New York 10013

Attention:  Mr. Joseph Caiazzo      110 East Main Street
            President               Salineville, Ohio 43945
Facsimile No. 212.625.9830          Attention:  Mr. Jerry S. Sutherin Vice
                                                President
                                    Facsimile No. 330.679.0028
Tribeca Lending Corporation
Six Harrison Street                 Sky Financial Group, Inc.
New York, New York 10013            221 South Church Street
Attention:  General Counsel         Bowling Green, OH 43402
Facsimile No. 212.625.9830          Attention:  General Counsel
                                    Facsimile No. 419.254.6345
Sky Bank

      Section 11.4. Terms Binding Upon Successors; Survival. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. All representations, warranties, covenants and agreements herein contained on the part of the Company shall survive the making of any Advance and the execution of the Note, and shall be effective so long as the Commitment is outstanding or there remains any obligation of the Company hereunder or under the Note to be paid or performed.

      Section 11.5. Assignment. This Agreement may not be assigned by the Company without the written consent of Bank. This Agreement and the Note, along with the Bank's security interest in any or all of the Collateral, may, at any time, be transferred or assigned, in whole or in part, by the Bank, and any such transferee or assignee thereof may enforce this Agreement, the Note and such security interest.

      Section 11.6. Amendments. This Agreement may not be modified or amended or waived unless such modification, waiver or amendment is in writing signed by the parties.

      Section 11.7. No Waiver; Remedies Cumulative. No failure or delay on the part of the Company or the Bank or any holder of the Note in exercising any right, power or privilege hereunder and no course of dealing between the Company and the Bank or the holder of the Note shall operate as a waiver thereof~ nor shall any single or partial exercise of any right, power or privilege hereunder or under the Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Company or the Bank or the holder of the Note would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Bank or the holder of the Note to any other or further action in any circumstances without notice or demand.

      Section 11.8. Invalidity. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been included.

      Section 11.9. Participations. The Bank may from time to time a ell or otherwise grant participations in the Note, and the holder of any such participation, if the participation agreement so provides, (i) shall, with respect to its participation, be entitled to all of the rights of the Bank and
(ii) may exercise any and all rights of setoff or banker's lien with respect thereto, in each case as fully as though the Company were directly indebted to the holder of such participation in the amount of such participation; provided however, that the Company shall not be required to send or deliver to any of the participants other than the Bank any of the materials or notices required to be sent or delivered by it under the terms of this Agreement, nor shall it have to act except in compliance with the instructions of the Bank.

      Section 11.10. Integration. This Agreement, together with the Note, and other documents executed pursuant to the terms hereof, constitute the entire agreement between the parties hereto, with respect to the subject matter hereof

      Section 11.11. Additional Instruments, etc. The Company shall execute and deliver such further instruments and shall do and perform all matters and things necessary or expedient to be done or observed for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded by this Agreement.

      Section 11.12. Governing Law. This Agreement and the rights and obligations of the parties hereunder and under the Note shall be construed in accordance with and governed by the laws of the State of Ohio.

      Section 11.13. Company Information. The Company hereby authorizes the Bank to provide any Affiliate of the Bank with information regarding the Company, including copies of documents, financial statements, corporate records and reports, obtained by the Bank from the Company or any other entity during the course of the negotiation or administration of this Agreement.

      Section 11.14. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterpart signature pages, each of which when so executed and delivered shall be an original, but all of which together constitute one and the same instrument.


                [This space has been left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    COMPANY:  TRIBECA LENDING CORPORATION


                                    By _________________________________________

                                       Printed Name:
                                       Title:

                                    BANK:  SKY BANK


                                    By _________________________________________

                                       Printed Name:
                                       Title:

                                                                       EXHIBIT A

                                 PROMISSORY NOTE

$30,000,000.00                            Date: September 30, 2003

      FOR VALUE RECEIVED, the undersigned (herein called the "Company"), hereby promises to pay to the order of Sky Bank (the "Bank" or, together with its successors and assigns, the "Holder") at East Liverpool, Ohio address], or at such other place as the Holder may designate from time to time, the principal sum of Thirty Million Dollars ($30,000,000.00) or so much thereof as may be outstanding from time to time at such times and in such amounts as set forth in the Warehousing Credit and Security Agreement dated as of September 30, 2003, between the Company and the Bank (the "Agreement"). The unpaid amount of each Advance shall bear interest, from the date of such Advance until paid in full, at a rate per annum equal to the Index (as hereinafter defined) of the Bank (the "Floating Rate"); provided, however, that the Floating Rate shall not be less than five percent (5%) per annum. All interest and transaction fees will be deducted from the proceeds remitted from the Investor to the Bank on each individual loan. In the event the total sum of the advance plus such fees and interest exceeds the remittance amount received from the investor, the deficit amount shall be deemed in arrears and will be payable to the Bank on the [___] day of each month. All payments hereunder shall be made in lawful money of the United States and in immediately available finds.

      As used herein, the term "Index" shall mean the independent index which is The Wall Street Journal Prime Rate. The Index is not necessarily the lowest rate charged by the Bank on its loans. If the Index becomes unavailable during the term of this Note, the Bank may designate a substitute Index after notice to the Company. The rate of interest hereunder shall be adjusted as of the effective date of each change in the Index. Should any issue arise as to the Index in effect on any date or for any period, a certificate as to the Index in effect on such date or for such period, executed by the chief financial officer of the Bank, shall be deemed conclusively to establish such Index.

      Interest shall be computed on the basis of a 360-day year and applied to the actual number of days in each interest calculation period.

      If any payments required to be made by the Company hereunder becomes due and payable on a Saturday, Sunday or holiday, the due date thereof shall be extended to the next succeeding business day and interest hereon shall be payable at the then applicable rate during such extension. The holder of this
Note is hereby authorized to record the date and amount of each payment of principal and interest, and applicable interest rates and other information with respect thereto, on the schedules annexed to and constituting a part of this Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make a notation or the inaccuracy of any notation shall not limit or otherwise affect the obligations of the Company hereunder.

      Payments shall be applied first to the interest due hereunder at the applicable rate set forth above and the balance thereof shall be applied on account of the principal of this Note.

                                                                       EXHIBIT A

      This Note is the note referred to in the Agreement and is entitled to the benefits thereof Capitalized terms used herein without definition shall have the meanings given them in said Agreement.

      Upon failure of the Company to pay any payment due hereunder in frill when due or upon the occurrence of an Event of Default, the entire unpaid principal balance hereof plus accrued and unpaid interest thereon shall, at the option of the Bank, mature and become immediately due and payable all in accordance with the terms of the Agreement.

      This Note may be prepaid in whole or in part at any time without premium or penalty.

      The Company hereby agrees to pay, in addition to all of the sums of money due hereunder, all costs of collection and attorneys' fees, whether suit be brought or not, and all other amounts due under the Agreement, if this Note is not paid in frill when due, whether at the stated maturity or by acceleration. No provision hereof may be waived or modified orally, but all such waivers, or modifications shall be in writing.

      The Company hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor.

      This Note shall be construed and enforced in accordance with the laws of the State of Ohio, without reference to its principles of conflicts of law.

      IN WITNESS WHEREOF the Company has executed this Note on the day and year first above written.

                                    TRIBECA LENDING CORPORATION



                                    By__________________________________________
                                    Printed Name:
                                    Title:

                                                                       EXHIBIT A

                                                                       EXHIBIT B

               GUARANTY OF FRANKLIN CREDIT MANAGEMENT CORPORATION

                  UNCONDITIONAL AND CONTINUING SECURED GUARANTY

This Unconditional and Continuing Secured Guaranty ("Guaranty") is executed in this 30th day of September 30, 2003, by Franklin Credit Management Corporation, a corporation organized and existing under the laws of the state of Delaware, having an address of 6 Harrison Street, New York City. New York 10013 ("Guarantor") in favor and for the benefit of SkyBank, an Ohio state chartered bank, having an address of 110 East Main Street, Salineville, Ohio 43945 (hereinafter "Lender"). Guarantor unconditionally guarantees to Lender lie prompt payment and performance of each and every obligation or liability of Tribeca Lending Corporation ("Borrower") to Lender, now or at any time hereafter arising, including payment of all principal, interest and others L55ii5 due, whether by acceleration or otherwise, under that certain Warehouse Credit and Security Agreement dated September 30, 2003, between Borrower and Lender ("Agreement"), together with alt late charges, disbursements, expenses and deficiencies.

1, WARRANTIES. [a] Organization. Guarantor warrants that Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization. [b] Power and Authority. Guarantor warrants that Guarantor has the power and authority to incur she obligations of this Guaranty, to execute, deliver and perform this Guaranty, and that Guarantor has taken all requisite action to authorize the execution, delivery and performance of Guarantor's obligations Larder this Guaranty. [c] Contracts. Guarantor warrants that there are no provisions of any existing indenture, contract, agreement to which Guarantor is a party, or of any law, administrative regulation, court order, nr consent decree that would be contravened by the execution, delivery, nr performance of this Guaranty. [d]Inducement to Lender:
Waivers. Guarantor [1] acknowledges that Leader would not have extended die Indebtedness under the Agreement and will not continue to extend Indebtedness to Borrower but for tins Guaranty; [2] warrants that Guarantor has given due Guaranty to induce Lender to extend and to continue to extend Indebtedness to Borrower; [3] agrees that Lender may rely on this Guaranty in extending future Indebtedness to Borrower [4] warrants that Guarantor has received good and valuable consideration for this Guaranty; [5] waiver acceptance of this Guaranty; [6] warrants that Guarantor has not given this Guaranty in reliance upon the existence of any security; [7] acknowledges receipt of notice of all Indebtedness extended before this date; [8] waives notice of any Indebtedness extended after this date; and [9] waives protest and arty other notice of failure to pay the Indebtedness or to performs any agreement relating to any Indebtedness or Security. As used herein, the terra "Security" means and includes all guaranties of any Indebtedness, all interest in real or personal property securing the payment of any Indebtedness or any guaranties of any Indebtedness, and all of agreements. rights, or interests insuring or guaranteeing payment of any Indebtedness. [e] No Reliance on Information from Lender. Guarantor [1] warrants that Guarantor has not relied on any information about any Borrower, the Security, or any guarantor of die Indebtedness provided directly or indirectly by Lender; [2] warrants that Guarantor is familiar with each Borrower, each Borrower's affairs, and the Security; [3] warrants that Guarantor has had ample opportunity to investigate each Borrower, each Borrower's affairs, die Security, and the effect that the Indebtedness will have thereon; [4] warrants that Guarantor has been provided by Borrower all information concerning each Borrower, each Borrower's affairs, and the Security requested; [5] warrant that Guarantor has had adequate opportunity to seek and evaluate professional advice concerning each Borrower, die Security, and this Guaranty from advisors of Guarantor's choosing, including financial and legal advice; and [6] agrees that Guarantor shall not rely on any information provided by Lender about each Borrower or die Security, including any-other guarantor. Guarantor shall continue to investigate and evaluate each Borrower and Use Security independently throughout the term of this Guaranty, and Lender has no obligation to provide Guarantor any information about clay Borrower or die Security.

2. WAIVERS. With out notice to or consent of Guarantor, Lender may in or refrain from doing anything affecting any Indebtedness or any Security including the following: [a] granting or not granting any indulgences to anyone liable for payment of the Indebtedness or any Security; [b] failing to get or to perfect any Security; [c] failing to get an enforceable agreement to repay the Indebtedness;[d] releasing any Security or anyone or any property from liability for payment of the Indebtedness; [e] changing any agreement relating to the Indebtedness or any Security; [f] extending die time for payment of the Indebtedness; and [g] delaying the enforcement of nr failing to enforce any rights to payment of the Indebtedness or rights against any Security.

GUARANTOR WAIVES ALL SURESHIP AND OTHER SIMILAR DEFENSES.

3. DEFECTS IN SECURITY. ETC. Guarantor's obligations under this Guaranty shall not be affected by [a] any default in any document concerning any Indebtedness or Security when accepted by Lender or arising any time thereafter [b] Use unenforceability of or defect in any Security or document relating to any Indebtedness; [c] any decline in the value of any Security; or [d] death, incompetence, insolvency, dissolution, liquidation, or winding up of affairs of any Borrower, Guarantor, or anyone liable for any Security or the start of insolvency proceedings by or against any such person or entity.

4. UNCONDITIONAL OBLIGATION. In the event of a default under the Agreement, or any other agreement between Borrower and Lender, Guarantor shall immediately pay to Lender the outstanding principal balance and all interest, charges, expenses and other amounts payable in connection with any Indebtedness, regardless of whether or not Lender first pursues a Borrower or exhausts any of its rights or remedies against any Borrower, any other guarantor, others, or the Security. Guarantor shall not have any right of subrogation to Lender unless and until the Indebtedness is paid in full. Guarantor shall make no claim against any Borrower or any Borrowers estate in any way arising out of this Guaranty is a any proceeding wader the U.S. Bankruptcy Code, waives any right to such a claim, and shall repay all repayments of any Indebtedness that are recovered from Lender or avoided in such a proceeding or under any other law. This Guaranty shall extend and be applicable to alt renewals, amendments, extensions, consolidations, modifications, increases and restriction of the Indebtedness and Guarantor's liability under dais Guaranty shall not be affected or in any way reduced or canceled by any such action, No subsequent guaranty to Lender by Guarantor shall supersede or terminate this Guaranty, but shall be an additional guaranty unless otherwise stated therein and, if Guarantor has given a previous guaranty to Lender, this Guaranty shall be in addition to the previous guaranty.

5. SECURITY INTEREST. As security for the payment and performance of die Indebtedness and die obligations of the Guarantor under this Guaranty, Guarantor grants to Lender a security interest in the Collateral of Guarantor. As used herein, the term Collateral means all personal property of Guarantor wherever located, and whether now owned or hereafter acquired, including without limitation: (i) Accounts, including health-care insurance receivables; (ii) Chattel Paper; (iii) Inventory; (iv) Equipment; (v) instrument; (vi) Investment Property; (vii) Documents, including patient lists, records and files; (viii) Deposit Account; (ix) General Intangibles, including patient lists, records and files; (x) Supporting Obligations; and (xii) to the extent net listed above as original Collateral, proceeds and products of the foregoing, including but not limited to, payments from insurance claims for the loss, damage or destruction of any of the Collateral. Any term used in the Uniform Commercial Code, as adopted in Ohio ("UCC") and not defined in this Agreement has the meaning given to die term in the UCC, as tie same may be amended from time to time.

6. SUBORDINATION. Guarantor subordinates to and postpones in favor oft the Indebtedness and Security [a] any present and future debts and obligations of any Borrower to Guarantor, and [],] airy liens or security interests securing payment of such debt and obligations. Guarantor nary receive payment from Borrower on any debts or obligations owed to Guarantor by Borrower, provided however, that, upon the occurrence of an event of difficult by Borrower tinder die Agreement, Guarantor shall not ask for or receive any payment for all or any part of any debts and obligations owed to Guarantor by any Borrower until die Indebtedness has been paid its full; and, if Guarantor receives such a payment Guarantor shall immediately deliver the payment to Lender for credit against die theta outstanding balance of the Indebtedness, whether natured or unmatured

7. FINANCIAL STATEMENTS. Guarantor shall promptly furnish to Lender such other information and statements concerning die business affairs and financial condition of Guarantor as Lender nary reasonably request. Guarantor shall give Leader access to all books, records, and financial data of Guarantor by or through any of Lender's officers, agents, attorneys or accountants, at all reasonable times and from time to time. Lender may examine, inspect and make extracts from Guarantor's books and other records at all reasonable rinses and from time to time. Guarantor represents and warrants dial all financial

                                                                       EXHIBIT B

statements off Guarantor furnished Lender will present fairly tire financial position of Guarantor as of the dates of die statements and will be prepared in accordance with accounting principles applied on a basis consistently maintained thought the period involved.

8. TERMINATION; REVOCATION. This Guaranty shall automatically terminate on the date on which all of Use Indebtedness is repaid is a full. No revocation of this Guaranty or any substitute guaranty by Guarantor shall be effective until all of the Indebtedness has been repaid in full.

9. SUCCESSORS: GOVERNING LAW; ENFORCEABILITY This Guaranty shall be biding upon not only Guarantor but also Guarantor's heirs, administrators, and personal representatives and shall inure to the benefit of Lender and its successors and assigns. This Guaranty shall be construed and interpreted in accordance with the laws oft the State of Ohio. If any provision of this warranty or the application thereof to anyone or any circumstance shall be adjudge invalid or unenforceable to any extent, die application of the reminder of the provision to the party or circumstances, Use application of the provision to other parties or circumstances, and the application of the remainder of this Guaranty shall not be affected thereby. Each s provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

10. NO WAIVERS BY LENDER. No forbearance by Lender in exercising any right under this Guaranty, any Indebtedness, or any Security shall operate as a waiver thereof no forbearance in exercising any right under this Guaranty, any Indebtedness, or any Security oh any one or more occasions shall operate as a waiver of such right on other occasion; and no single or partial exercise of any right under this Guaranty, any Indebtedness, or any Security shaft preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. Lender's tights under this Guaranty are cumulative and not exclusive of any rights or remedies that Lender may otherwise have.

11.ATTORNEYS' FEES AND EXPENSES Guarantor shall pay to Lender all costs and expenses incurred by Lender in enforcing or protecting Lenders tights in connection with any Indebtedness, Security or thus Guaranty and in collecting payment on any Indebtedness or this Guaranty, whether or not any Borrower is in default under any document executed in connector with the Indebtedness, including, but not limited to, [a]attorneys' and paralegals' fees; [b} the fees and expenses of my litigation, administrative, bankruptcy, insolvency, receivership or any other similar proceeding; [c]court costs; [d] the expenses of Lender, its employees, agents, and witnesses in preparing for litigation arid for lodging, ravel, and attendance at pretrial hearings, depositions, and trials; and [e] consulting fees and expenses incurred by Lender in connection with any litigation.

12.NOTICES Any notices required or desired to be given under this Guaranty shall be in writing, and shall be delivered by nationally recognized overnight delivery services U.S. mail (postage prepaid) or hand delivery, if to Lender, to Sky Bank, 110 East Main Street, Salirueville, Ohio 43945, Attn: Jerry S. Sutherien, Vice President, and if to Guarantor to the address set forth in the opening paragraph of this Guaranty, with a copy to: Tribeca Lending Corporation, 5 Harrison Street, New York City, New York 10013, Attn: General Counsel, or to such other address as Lender or Guarantor my hereafter give written notice thereof.

13, WALVER OF JURY TRIAL. EACH PARTY TO TI-11S AGREEMENT VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVES AJ1Y RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THEM ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS GUARANTY, THE AGREEMENT, OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO LENDER ENTERING INTO THIS AGREEMENT.

IN WITNESS WHEREOF, GUARANTOR EXECUTES AND DELIVERS TO LENDER THIS UNCONDITIONAL AND CONTINUING GUARANTY AS OF SEPTEMBER 30, 2003.

                GUARANTOR: FRANKLIN CREDIT MANAGEMENT CORPORATION


Witnesses:


/s/ [ILLEGIBLE]                           /s/ Joseph Caiazzo
____________________________________      ______________________________________

[ILLEGIBLE]                               E.V.P. C.O.O
____________________________________      ______________________________________